Exhibit (h)(157)

July 14, 2022

BNP Paribas Financial Services, LLC

555 Croton Road

King of Prussia, PA 19406 USA

Ladies and Gentlemen:

Please be advised that the Trustees of Janus Investment Fund and Janus Aspen Series (the “Trusts”) have approved the establishment as well as the liquidation and termination of series of the Trusts. Pursuant to the terms of the Sub-Administration Agreement between Janus Henderson Investors US LLC (the “Administrator”) and BNP Financial Services, LLC (the “Sub-Administrator”) Appendix A, which lists the series of the Trusts may be amended from time to time. As such, the Administrator requests that Appendix A to the Sub-Administration Agreement be updated to reflect the changes to the series of the Trusts. In connection with such request, Appendix A shall be deleted and replaced with Appendix A attached hereto.

Please indicate your acceptance of the foregoing by executing this letter agreement.

Janus Henderson Investors US LLC

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President and Head of US Fund Administration

BNP Paribas Financial Services, LLC

By:	/s/ Dennis Bon
Dennis Bon
Managing Director

By:	/s/ Cyril Guerrier
Cyril Guerrier
Managing Director

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

APPENDIX A

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Opportunities Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson Venture Fund

Janus Aspen Series

Janus Henderson Adaptive Risk Managed U.S. Equity Portfolio

Janus Henderson Balanced Portfolio

Janus Henderson Enterprise Portfolio

Janus Henderson Flexible Bond Portfolio

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

Janus Henderson Forty Portfolio

Janus Henderson Global Research Portfolio

Janus Henderson Global Technology and Innovation Portfolio

Janus Henderson Global Sustainable Equity Portfolio

Janus Henderson Mid Cap Value Portfolio

Janus Henderson Overseas Portfolio

Janus Henderson Research Portfolio

Clayton Street Trust

Protective Life Dynamic Allocation Series – Conservative Portfolio

Protective Life Dynamic Allocation Series – Growth Portfolio

Protective Life Dynamic Allocation Series – Moderate Portfolio

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com